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                                                                       EXHIBIT 6

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                                     PROXY

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          The undersigned shareholder of Factual Data Corporation (the
"Company"), does hereby irrevocably appoint CONTINENTAL ILLINOIS VENTURE CORPORATION, a Delaware corporation ("CIVC"), as his true and lawful attorney-in-fact and proxy, with full power of substitution, to vote in such manner as CIVC or its substitute shall, in its sole discretion, deem proper, and otherwise act with respect to all of the common stock which he is entitled to vote at any meeting of the stockholders (whether annual or special and whether or not an adjourned meeting) of the Company.

          The proxy granted hereby applies with respect to the Three Thousand Ninety One (3,091) shares of common stock owned by the undersigned in the Company, is irrevocable, is coupled with an interest and is sufficient in law to support an irrevocable proxy. The proxy granted hereby shall remain in effect until the date on which the undersigned no longer owns any common stock in the Company and is subject to restrictions on any future transfer of common stock in the Company contained in the Investor Rights Agreement, dated as of March 25, 1999, by and among the Company, Haley LLC, a Delaware limited liability company, and certain other shareholders of the Company.

          IN WITNESS HEREOF, the undersigned has executed this Proxy as of this 14th day of June, 1999.

                                             /s/ Leonard G. Friedel
                                             ________________________________
                                             Leonard Friedel


STATE OF Illinois
         ______________________________)
                                       )  SS
COUNTY OF Dupage
         ______________________________)

     The foregoing Proxy was acknowledged before me this 14th day of June, 1999 by Leonard Friedel.

     Witness my hand and official seal.

     My Commission expires: January 29, 2003
                           ____________________________________


                            /s/  J. Snavely
[SEAL]                     _____________________________________________
                            Notary Public